Exhibit 10.41(b)

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is effective as of December 21, 2005, was executed on April 21, 2006, and is entered into by and among SPANSION INC. a Delaware corporation (the “Parent”), and BANK OF AMERICA, N.A., as agent (the “Agent”) for the financial institutions from time to time party to that certain Credit Agreement, dated as of September 19, 2005 (as amended to date, the “Credit Agreement”), by and among Spansion LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Agent. Capitalized terms not otherwise defined herein are defined in the Credit Agreement.

A. The Parent was formed as part of the Approved Restructuring.

B. Concurrently herewith, the Parent is executing a Continuing Guaranty, guaranteeing all of the Borrower’s obligations under the Credit Agreement.

C. The Parent desires to become a party to the Credit Agreement.

Accordingly, the Parent hereby agrees as follows with the Agent:

1. The Parent hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective the date hereof, the Parent will be deemed to be a party to the Credit Agreement in accordance with the terms of the Credit Agreement and shall have all of the rights and obligations of the Parent (as such term is defined in the Credit Agreement) as fully as if it had executed the Credit Agreement. The Parent understands and agrees that as of the Closing Date, several of the terms and conditions of the Credit Agreement were intended to be binding on the Parent upon the formation of the Parent. The Parent hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement which were intended to be binding upon the Parent (as such term is defined in the Credit Agreement), as may be supplemented from time to time in accordance with the terms thereof.

2. The Agent confirms that all of the obligations of the Borrower under the Credit Agreement, the Security Agreement and the other Loan Documents are, and upon the Parent becoming a party to the Credit Agreement shall continue to be, in full force and effect. The Agent further confirms that immediately upon execution of this Agreement by the parties hereto, the Parent shall become a party to the Credit Agreement.

3. The Parent agrees that, at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

4. The Parent (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a party to the Credit Agreement, (ii) from and after the date hereof, it shall be bound by the relevant provisions of the Credit Agreement and shall have the rights and obligations of Parent as specifically set forth in the Credit Agreement, and (iii) it has received a copy of the Credit Agreement and the other Loan Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as the Parent (as such term is defined in the Credit Agreement).

5. Notwithstanding the foregoing, the Parent shall not become a party to the Credit Agreement until the Agent and the Lenders have approved the Parent as a party under the Credit Agreement by executing this Agreement.

6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of California.

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IN WITNESS WHEREOF, the Agent and the Parent have caused this Agreement to be duly executed by their duly authorized officers, respectively, and the Borrower, the Guarantor and the Lenders have caused the same to be accepted by their duly authorized officers, respectively, on April 21, 2006.

“PARENT”

SPANSION INC.,
a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A., as Agent for itself and the Lenders

By:	/s/ John McNamara
Name:	John McNamara
Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO THIS APRIL 21, 2006:

“BORROWER”

SPANSION LLC, a Delaware limited liability company

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

The undersigned guarantor (the “Guarantor”) (i) consents to and approves the execution and delivery of this Agreement by the parties hereto, (ii) agrees that this Agreement does not and shall not limit or diminish in any manner the obligations of the Guarantor pursuant to the guaranty delivered in connection with the Credit Agreement (the “Guaranty”) by the undersigned and that such obligations would not be limited or diminished in any manner even if the Guarantor had not executed this Agreement, (iii) agree that this Agreement shall not be construed as requiring the consent of the Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guaranty, and (v) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

“GUARANTOR”

SPANSION INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

“LENDER”

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John McNamara
Name:	John McNamara
Title:	Vice President